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                                                                     Exhibit 5.1

                                November 7, 2001

ICOS Corporation
22021 - 20/th/ Avenue S.E.
Bothell, Washington  98021

              Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by ICOS Corporation, a Delaware corporation (the "Company"), of up to $300,000,000 of, among other securities, your common stock, $0.01 par value (the "Common Stock"), and the preparation and filing of a registration statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), which has been filed with the Securities and Exchange Commission with respect to the Common Stock and other securities.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and
(iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

          (a) the filing and continued effectiveness of the Registration Statement and any amendments and/or prospectus supplements thereto,

          (b) due execution by the Company and registration by its registrar of the Common Stock,

          (c) the offering and sale of the Common Stock, as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto, and

          (d) receipt by the Company of the consideration required for the Common Stock, to be sold by the Company as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto.


the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all prospectus supplements and post-effective amendments, and to the reference to our firm in the Prospectus and the Prospectus Supplement of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    /s/ PERKINS COIE